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                                                                  EXHIBIT 99.(j)

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 30, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of the Legg Mason Tax-Free Income Fund (consisting of Legg Mason Maryland Tax-Free Income Trust, Legg Mason Pennsylvania Tax-Free Income Trust, and Legg Mason Intermediate-Term Tax-Free Income Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Trust's Independent Auditors" and "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland
July 22, 2003